UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2009

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events.
On January 6, 2009, BearingPoint, Inc. (the “Company”) and the County of San Diego, California (the “County”) entered into a Settlement Agreement (the “Settlement Agreement”) to resolve a dispute between the Company and the County regarding the scope of work encompassed by a contract to design, develop and implement an integrated property tax system for the County (the “IPTS Contract”). The Company and the County recently entered into voluntary, non-binding mediation to resolve such dispute. Under the terms of the IPTS Contract, the Company’s contractual liability was limited to $31.8 million plus associated legal fees and costs. To avoid the expense, disruption and uncertainty of a continuing dispute, the Company and the County entered into the Settlement Agreement pursuant to which the Company paid $21.0 million to the County; the IPTS Contract is deemed terminated without cause, without any admission of liability by either party; and the Company and the County released each other from all liabilities and claims related to the IPTS Contract. This amount ultimately was paid by drawing down on a letter of credit previously issued under the Company’s $500 million senior secured credit facility (the “Credit Facility”), which letter of credit was issued as collateral for a surety bond previously provided to the County in support of the IPTS Contract. The Company’s obligation under the Credit Facility to reimburse the draw down on the letter of credit was funded through the incurrence of additional indebtedness under the Credit Facility and will not be paid from the Company’s current cash on hand.
The Company does not believe that the entry into the Settlement Agreement will impact the Company’s ability to obtain new surety bonds, letters of credit or bank guarantees in support of client engagements; however, the Company expects that the Company’s surety providers will continue to require full collateralization, through cash or letters of credit, of any new surety bonds. If the Company is unable to provide full collateralization or is otherwise unable to obtain new surety bonds, letters of credit or bank guarantees, the Company’s ability to generate new business, particularly in the State, Local and Education sector of its Public Services industry group, could be materially and adversely affected. At December 31, 2008, the Company had $81.9 million remaining available under the letter of credit facility under its Credit Facility. For a more detailed analysis of risks that relate to the Company’s liquidity, see Item 1A, “Risk Factors — Risks that Relate to Our Liquidity,” to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in its 2008 quarterly reports on Form 10-Q.
* * * * *
Some of the statements in this Current Report on Form 8-K, including the Company’s ability to obtain new surety bonds, letters of credit or bank guarantees, constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations, estimates and projections. Words such as “will,” “expects,” “believes,” “intends” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or the Company’s future financial performance that may not prove to be accurate. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. The reasons for these differences include changes that occur in the Company’s continually changing business environment and certain additional factors included in Item 1A, “Risk Factors” to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in its 2008 quarterly reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission and available at http://www.sec.gov. Please refer to these filings for additional information regarding these risks.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2009	BearingPoint, Inc.
	By:	/s/ Kenneth A. Hiltz
Kenneth A. Hiltz
Chief Financial Officer